UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

TTEC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11919	84-1291044
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

9197 S. Peoria Street, Englewood, CO 80112-5833

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 303 -397-8100

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock of TTEC Holdings, Inc., $0.01 par value per share	TTEC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2022, TTEC Holdings, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Stockholders Meeting”). At the Annual Stockholders Meeting, stockholders voted on the following proposals:

1.       To elect eight directors to serve until the next annual meeting of stockholders or until their successors are duly appointed or elected and qualified. Each director was elected with the votes cast as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth D. Tuchman	43,827,012	423,087	51,370	1,653,348
Steven J. Anenen	43,834,533	415,466	51,470	1,653,348
Tracy L. Bahl	43,785,528	464,802	51,139	1,653,348
Gregory A. Conley	43,954,612	295,478	51,379	1,653,348
Robert N. Frerichs	43,388,854	861,191	51,424	1,653,348
Marc L. Holtzman	43,706,612	543,486	51,371	1,653,348
Gina L. Loften	44,039,259	211,271	50,939	1,653,348
Ekta Singh-Bushell	36,997,201	7,253,026	51,242	1,653,348

2.          To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2022. The appointment was ratified with the votes cast as follows:

For	Against	Abstain	Broker Non-Votes
45,884,188	61,934	8,695	-0-

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TTEC Holdings, Inc.
(Registrant)

Date: May 31, 2022	By:	/s/ Margaret B. McLean
Margaret B. McLean, General Counsel, Chief
Risk Officer & Corporate Secretary

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